Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314)810-3115
investor.relations@express-scripts.com
Express Scripts Declares 2-For-1 Stock Split
     ST. LOUIS, May 5, 2010—Express Scripts, Inc. (NASDAQ: ESRX) today announced that its Board of Directors has approved a two-for-one stock split to be effected in the form of a stock dividend. The stock split is for shareholders of record as of May 21, 2010, and will be effective on June 7, 2010.
     “Our stock split reflects further proof of the strength of our business model of alignment and our unwavering focus on improving health outcomes for members while driving out waste in the pharmacy benefit,” stated George Paz, president, chief executive officer and chairman. “Our strong financial performance can be attributed to the consistent execution of our value proposition, reliably meeting the needs and exceeding the expectations of our clients and their members.”
About Express Scripts
     Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through ConsumerologySM, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at www.express-scripts.com and www.consumerology.org.
Safe Harbor Statement
     This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q on file with the SEC. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
     We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.